SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2004

  TEAMSTAFF, INC.
(Exact name of Registrant as specified in charter)

New Jersey	0-18492	22-1899798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Atrium Drive, Somerset, N.J.		08873
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (732) 748-1700

______________________________________________________________________________
(Former name or former address, if changed since last report.)

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

None

(b)	Pro Forma Financial Information

None

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Investor Presentation

Item 9: Regulation FD Disclosure.

The slides attached as Exhibit 99.1 to this Form 8-K have been included in TeamStaff, Inc.'s investor relations presentations as of June 9, 2004. At that time, these materials were also posted to the "Investor Relations" section of the registrant's website, www.teamstaff.com.

The information in this report (including Exhibit 99.1) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of these slides is not intended to, and does not, constitute a determination or admission by TeamStaff that the information in the slides is material or complete, or that investors should consider this information before making an investment decision with respect to any security of TeamStaff.

This Current Report on Form 8-K includes forward-looking statements and assumptions, which reflect the registrant's current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical and anticipated results. Specifically, the reported values of the registrant's community development assets are based on projected events, including price growth, sales pace and expected costs. The words "believe," "expect," "anticipate," "hypothetical" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, the registrant's Form 10-K for the year ended September 30, 2003 and Form 10-Q for quarters ended December 31, 2003 and March 31, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2004	TEAMSTAFF, INC. (Registrant)
By: /s/ Edmund C. Kenealy Edmund C. Kenealy, Vice President, General Counsel and Secretary